Exhibit 15.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

AWARENESS LETTER

August 5, 2004

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

Commissioners:

We are aware that our report dated August 5, 2004, on our review of the condensed consolidated interim financial information of GlobalSantaFe Corporation and its subsidiaries (the “Company”) as of June 30, 2004, and for the three and six month periods ended June 30, 2004 and 2003, and included in the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2004, is incorporated by reference in (i) The Registration Statements on Form S-8 (Registration Nos. 333-7070, 333-62708, 333-73878,
333-105015, 333-112670 and 333-111448) of GlobalSantaFe Corporation, (ii) the Post-Effective Amendment No.1 on Form S-8 to Registration Statement on Form S-4 (Registration No. 333-70268) of GlobalSantaFe Corporation, (iii) the Registration Statement on Form S-4 (Registration No. 333-105139) of GlobalSantaFe Corporation, and (iv) the Registration Statement on Form S-3 (Registration No. 333-108643) of GlobalSantaFe Corporation.

Very truly yours,

/s/ PricewaterhouseCoopers LLP